Exhibit 21

SUBSIDIARIES

The following are lists of consolidated subsidiaries of First Horizon National Corporation (“FHNC”) and of First Horizon Bank (“Bank”) at December 31, 2019. Each consolidated subsidiary is 100% owned by FHNC directly or indirectly, except as described below in note (1) to FHNC’s table and note (2) to the Bank’s table, and all are included in the Consolidated Financial Statements.

DIRECTLY OWNED CONSOLIDATED SUBSIDIARIES OF FHNC

Entity	Type of Ownership by FHNC	Jurisdiction of Incorporation or Organization
First Horizon Bank (1)	Direct	Tennessee
CB Trustee, LLC	Direct	North Carolina
First Horizon Merger Sub, LLC	Direct	Tennessee
First Horizon Community Development Fund, LLC	Direct	Tennessee
Martin & Company, Inc.	Direct	Tennessee

(1)	At December 31, 2019, 300,000 shares of non-voting preferred stock issued by this subsidiary are outstanding and are not owned by FHNC. That preferred stock has an aggregate liquidation preference amount of $300,000,000 and is not participating with the common stock in the event of liquidation. At December 31, 2019, this subsidiary and its divisions did business in certain jurisdictions under the following names: First Horizon, First Tennessee Bank, Capital Bank, First Horizon Home Loans, First Tennessee Home Loans, First Horizon Equity Lending, FHN Financial, FHN Financial Capital Markets, FHN Financial Portfolio Advisors, FHN Financial Municipal Advisors, First Horizon Advisors, FTB Advisors, First Horizon Commercial Mortgage Banking, PMC Real Estate Capital, Franchise Finance, First Horizon Franchise Finance, and First Tennessee Franchise Finance.

CONSOLIDATED SUBSIDIARIES OF THE BANK

Subsidiary of the Bank	Type of Ownership by the Bank	Jurisdiction of Incorporation or Organization
C1 Trustee, Inc.	Direct	North Carolina
Capital Financial Leasing, LLC	Direct	Delaware
CBSA Legacy, LLC	Direct	North Carolina
FBSA 1, LLC (1)	Direct	Florida
FBSA 2, LLC (1)	Direct	Florida
First Horizon Asset Securities, Inc.	Direct	Delaware
First Horizon Community Development Enterprises, LLC	Direct	Tennessee
First Horizon CDE 1, LLC	Direct	Tennessee
First Horizon CDE 2, LLC	Direct	Tennessee

Exhibit 21 – 1

First Horizon CDE 3, LLC	Direct	Tennessee
First Horizon Insurance Agency, Inc.	Direct	Georgia
FHIS, Inc.	Direct	Tennessee
First Horizon Community Investment Group, Inc.	Direct	Tennessee
CC Community Development Holdings, Inc.	Indirect	Tennessee
First Tennessee New Markets Corporation	Direct	Tennessee
FT Building, LLC	Direct	Tennessee
FT Leasing, Inc.	Direct	Tennessee
First Horizon Advisors, Inc.	Direct	Tennessee
First Horizon Insurance Services, Inc.	Direct	Tennessee
FHN Financial Main Street Advisors, LLC	Direct	Nevada
FHN Financial Capital Assets Corp.	Direct	Tennessee
FHN Financial Securities Corp.	Direct	Tennessee
FTB QOF I, Inc.	Direct	Tennessee
FTB QOF II, Inc.	Direct	Tennessee
FTB QOF III, Inc.	Direct	Tennessee
FTB QOF IV, Inc.	Direct	Tennessee
FTRE Holding, LLC	Direct	Delaware
First Horizon TE I, LLC	Indirect	Delaware
First Horizon Preferred Funding IV, Inc.	Indirect	Maryland
FTB Securities Investment II, LLC	Indirect	Delaware
First Horizon Preferred Funding III, Inc.	Indirect	Delaware
First Horizon Preferred Funding II, Inc.	Indirect	Delaware
FT Real Estate Securities Company, Inc.	Indirect	Delaware
First Horizon Preferred Funding, Inc.	Indirect	Delaware
Hickory Venture Capital Corporation	Direct	Alabama
JPO, Inc.	Direct	Tennessee
MBSA 1, LLC (1)	Direct	Florida
Orion Real Estate, LLC	Direct	North Carolina
Southern Community, LLC	Direct	North Carolina

(1)	Expected to be dissolved in 2020.

Exhibit 21 – 2

SELECTED NON-CONSOLIDATED ENTITIES

The following are selected entities affiliated with FHNC and the Bank which were not consolidated with FHNC or the Bank at December 31, 2019.

Name	Jurisdiction of Incorporation or Organization
Capital Bank Statutory Trust III	Connecticut
Civitas Statutory Trust I	Delaware
FNB United Statutory Trust I	Connecticut
FNB United Statutory Trust II	Delaware
GreenBank Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
Southern Community Capital Trust III	Delaware
TIBFL Statutory Trust III	Delaware
VCS Management, LLC	North Carolina

Exhibit 21 – 3